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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                January 11, 2001


                            THE ACKERLEY GROUP, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)



               1-10321                                 91-1043807
       ----------------------                   -----------------------
      (Commission File Number)               IRS Employer Identification No.


                          1301 Fifth Avenue, Suite 4000
                           Seattle, Washington 98101
              (Address of principal executive offices) (zip code)



       Registrant's telephone number, including area code: (206) 624-2888

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ITEM 5.  OTHER EVENTS.

         On January 11, 2001, we announced the signing of a Purchase Agreement to sell our Seattle SuperSonics NBA franchise and related assets for $200 million. The transaction is expected to close during the first quarter of 2001. We will use proceeds from the sale to pay down debt. A copy of the press release is attached as an exhibit to this report.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial statements.

               Not applicable.

(b)      Pro forma financial information.

               Not applicable

(c)      Exhibits.

               (99.1) Copy of Press Release


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Dated: January 18, 2001

                                       THE ACKERLEY GROUP, INC.



                                       By:  /s/ Kevin E. Hylton
                                            ----------------------------------
                                            Kevin E. Hylton
                                            Senior Vice President, CFO,
                                            Controller and Assistant Secretary

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